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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Tenneco Inc.

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The following are materials that will be given to certain executive officers of Tenneco Inc. on or about April 10, 2006 for their use in personal solicitations of proxies in connection with Tenneco’s 2006 Annual Meeting of Stockholders.

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SAFE HARBOR
The foregoing presentation contains forward-looking statements that involve risks and uncertainties which could cause the company’s plans,actions and results to differ materially from its current expectations.Such risks and uncertainties include,but are not limited to, the following: (i) the general political, economic and competitive conditions in markets and countries where the company operates, including currency fluctuations; (ii) governmental actions, including the ability to receive regulatory approvals and the timing of such approvals; (iii) changes in capital availability or costs, including increases in the company’s costs of borrowing, the amount of the company’s debt, the ability of the company to access capital markets and the credit ratings of the company’s debt; (iv) changes in automotive manufacturers’ production rates and their actual and forecasted requirements for the company’s products; (v) the overall highly competitive nature of the automotive parts industry; (vi) the company’s ability to realize the sales represented by its book of business which is based on a number of factors,including,but not limited to,the original equipment manufacturers’ programs that have been formally awarded as well as programs where the company is highly confident that it will be awarded business based on informal customer indications,the company’s status as a supplier on the existing program,and the relationship with the customer,and anticipated pricing for the applicable program over its life; (vii) the cyclical nature of the global vehicular industry, including the performance of the global aftermarket sector; (viii) the cost and outcome of existing and any future legal proceedings, and compliance with changes in regulations; (ix) workforce factors such as strikes or labor interruptions; (x) material substitutions and increases in the costs of raw materials; (xi) the company’s continued success in cost reduction and cash management programs; (xii) the company’s ability to develop and profitably commercialize new products and technologies, and the acceptance of such new products and technologies by the company’s customers and the market; (xiii) further changes in the distribution channels for the company’s aftermarket products, further consolidations among automotive parts customers and suppliers, and product warranty costs; (xiv) changes by the Financial Accounting Standards Board or other accounting regulatory bodies of authoritative generally accepted accounting principles or policies; (xv) acts of war, riots or terrorism, including, but not limited to the events taking place in the Middle East; and (xvi) the timing and occurrence (or non-occurrence) of transactions and events which may be subject to circumstances beyond the control of the company.
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CORPORATE GOVERNANCE ISS’s Corporate Governance Quotient TEN Board composed of majority of independent directors 9 of 11independent Full Board elected annually Compensation/Nominating/Governance Committee composed entirely of independent directors Governance guidelines are publicly disclosed Audit Committee composed entirely of independent directors Executives and directors subject to stock ownership guidelines All independent directors meet in executive session at each meeting Designated lead independent director Board can appoint independent advisors
As of April1, 2006, Tenneco Inc.’s ISS Corporate Governance Quotient was better than that of 99.1% of Russell 3000 companies and 96.1% of Automobiles & Components companies
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ANNUAL MEETING PROPOSALS
Elect 11 Directors to Board of Directors
Ratify the appointment of Deloitte & Touche LLP as independent public accountants for 2006
Approve 2006 Long-Term Incentive Plan
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SUMMARY: 2006 LONG-TERM INCENTIVE PLAN
2006 LTIP provides for the issuance of 2,000,000 shares, including 500,000 “full value“awards (e.g.restricted stock)
The 2006 LTIP will also include any shares remaining under the 2002 LTIP at the time of approval of the 2006 LTIP (231,700 shares as of March 14,2006)
Substantially identical to 2002 LTIP that was previously approved by Tenneco’s stockholders
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SUMMARY: 2006 LONG-TERM INCENTIVE PLAN
Options issued under the Plan may not be repriced, replaced or regranted through cancellation or by lowering the exercise price of a previously granted option
No material revision of the 2006 LTIP could be made without obtaining stockholder approval
Restricted stock granted to employees could not fully vest sooner than three years after the grant
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CALCULATION OF OVERHANG As of March14,2006:
- 4,537,138 shares of common stock were reserved for outstanding options under the 2002 LTIP and prior plans
- 737,475 shares of restricted stock were outstanding under the 2002 LTIP and prior plans
- 231,700 shares remained available for grant under the 2002 LTIP
- 45,169,180 shares of Tenneco common stock were outstanding
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CALCULATION OF OVERHANG
Overhang was 11.0%,calculated as follows:
4,537,138 + 737,475 + 231,700
45,169,180 + 4,537,138 + 231,700
Giving effect to the approval of the 2006 LTIP,the overhang would be14.5%,calculated as follows:
4,537,138 + 737,475 + 231,700 + 2,000,000
45,169,180 + 4,537,138 + 231,700 + 2,000,000
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LTIP: PROMOTES LONG-TERM SUCCESS
Attract and retain top caliber employees through competitive compensation
Continue to align existing and future employees’ interests with those of Tenneco’s other stockholders
- compensation based on Tenneco’s common stock performance
Top 800 managers participating in LTIP
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GLOBAL SUPPLIER OF EMISSION AND RIDE CONTROL SYSTEMS Revenues (Millions) $4,441 $4,213 Total Emission Control/ 62/38 63/37 Ride Control Balance Original Equipment/ 77/23 76/24
Aftermarket Balance
“EBIT” is income before interest expense, taxes and minority interest.
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BALANCE — A KEY ADVANTAGE 63% of total 2005 sales to customers other than the Big 3 - 20% of North America OE revenues from Japanese customers
54% of 2005 revenues generated outside of North America
Exposure to a variety of markets
- light vehicle,commercial & specialty vehicle,automotive aftermarket
Innovative technologies across several product lines
- ride control,emission control,elastomers
Products on a diversified mix of more than 200 platforms
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LEADING MARKET POSITIONS — 2004 Regions /
Product Category Market Position* Key Competitors**
Aftermarket North America #1 ArvinMeritor,Goerlich
Emission Control Europe ** #1 ArvinMeritor,Bosal
Aftermarket North America #1 ArvinMeritor,Kayaba
Ride Control Europe ** #1 ZF Sachs,Kayaba
Original Equipment North America #2 ArvinMeritor,Faurecia
Emission Control Europe #1 Faurecia,ArvinMeritor,Eberspächer
Original Equipment North America #2 Delphi,ZF Sachs
Ride Control Europe #2 ZF Sachs,Kayaba
* Tenneco Estimates
** Excludes OE Service
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BALANCED CUSTOMER MIX
Top Customers as a % of 2005 Revenues
Includes substrate sales
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FAVORABLE PLATFORM MIX
EC — Emission Control RC — Ride Control EL — Elastomers
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SIX YEARS OF PROGRESS 2005 2000
Revenues $4.441BB $3.528 BB Adjusted SGA&E (% of Sales) 10.3% 13.0% Reported SGA&E (% of Sales) 10.5% 14.0% Adjusted EBITDA $414MM $338 MM Reported EBITDA $392MM $273 MM Adjusted EPS $ 1.52 $ 0.14 Reported EPS $ 1.29 $(1.16) Working Capital (% of Sales) 2.2% 10.6% CAPEX (% of Sales) 3.2% 4.1% Net Debt/Adjusted EBITDA 3.0x 4.4x Stock Price (as of December 31) $19.61 $ 3.00
Reconciliation of non-GAAP adjustments on slides 20- 23.
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PRICE PERFORMANCE — TEN VS.INDICES
2000 — 2005 Indexed Performance
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STRATEGIC INITIATIVES — INVEST IN GROWING MARKETS
• Emissions technologies for environmental mandates
• Advanced technology for safety ratings • China for rapid growth
• Emerging OEMs for enhanced customer mix
• Aftermarket service products for incremental sales
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NEW DIESEL BUSINESSSUPPORTS GROWTH IN 2007
• F-250/350 N. America Diesel & Gasoline EC • GM Duramax N. America Diesel EC • OEM #1 Light Duty N. America Diesel EC • International Truck N. America Medium Duty
Diesel EC • Toyota Tundra N. America EC components • OEM #2 Crossover N. America EC complete system • OEM #3 Europe Electronic shocks • Audi A6 & A6 Avant Europe Electronic shocks
EC-Emission Control
*See slide 24 for information regarding the OE revenue estimate.
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INVESTMENT HIGHLIGHTS
Balanced mix of customers,geographies,markets,products,platforms Leading Tier1OE supplier positioned on top selling platforms No.1 aftermarket supplier driven by leading brands Advanced technology leadership Proven strategies for business development
Demonstrated commitment to balance sheet strength and financial stability
Experienced management team
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SIX YEARS OF PROGRESS
RECONCILIATION OF NON-GAAP RESULTS

EBITDA

$ Millions, Unaudited

	Years Ended December 31	
	2005	2000
Net Income (loss)	$ 58	$ (41)
Minority interest	2	2
Income tax expense (benefit)	25	(27)
Interest expenses, net of interest capitalized	130	188
Depreciation and amoritzation of other intangibles	177	151
Total EBITDA	$ 392	$ 273

EBITDA represents income before interest expense, income taxes, minority interest and depreciation and amortization. EBITDA is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA calculation, however, are derived from amounts included in the historical statements of income. In addition, EBITDA should not be considered as an alternative to net income or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA because it regularly reviews EBITDA as a measure of the company's performance. In addition, Tenneco believes that its security holders utilize and analyze its EBITDA for similar purposes. Tenneco also believes EBITDA assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

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SIX YEARS OF PROGRESS
RECONCILIATION OF NON-GAAP RESULTS

$ Millions, Unaudited

	SGA&E		EBITDA		EPS	
	2005	2000	2005	2000	2005	2000
Financial Measures	$468	$496	$392	$273	$1.29	$(1.16)
Adjustments (reflect non-GAAP[1] measures):						
Restructuring and restructuring related expenses	(2)	(38)	12	61	0.17	1.21
New aftermarket customer changeover costs	(10)	-	10	-	0.15	-
Consulting fees indexed to stock price	-	-	-	-	-	-
Tax adjustments	-	-	-	-	(0.09)	-
Cost related to refinancing	-	-	-	-	-	-
Other non-operational items	-	-	-	4	-	0.07
Extraordinary loss	-	-	-	-	-	0.02
Non-GAAP financial measures[2]	$456	$458	$414	$338	$1.52	$0.14

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of non-GAAP results in order to reflect the results for the full year 2005 and the full year 2000 in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company. Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Using only the non-GAAP earnings measure to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

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SIX YEARS OF PROGRESS RECONCILIATION OF NON-GAAP RESULTS Working Capital (% of Sales) $ Millions,Unaudited Years Ended December 31 2005 2000
Current Assets Receivables — Customer notes and accounts $ 515 $ 457 Receivables — Other 28 30 Inventories 360 438 Deferred income taxes 43 76 Prepayments and other 110 89 $1,056 $1,090 Current Liabilities Trade payables $ 651 $ 464 Accrued taxes 31 16 Accrued interest 38 35 Accrued liabilities 208 134 Other accruals 29 68 $ 957 $717 Working Capital (Current assets less current liabilities) $ 99 $373 Net sales and operating revenues $4,441 $3,528 Working capital as percent of sales 2.2% 10.6%
* For purposes of computing working capital as a percentage of sales, we exclude cash and the current portion of long term debt from the calculation. We exclude these items because we manage our working capital activity through cash and short term debt. To include these items in the calculation would distort actual working capital changes.
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SIX YEARS OF PROGRESS RECONCILIATION OF NON-GAAP RESULTS Net Debt/Adjusted EBITDA $ Millions,Unaudited Years Ended December 31 2005 2000
Total debt $1,378 $1,527 Cash and cash equivalents 141 35 Debt net of cash balances 1,237 1,492 Adjusted EBITDA $414 $338 Ratio of net debt to adjusted EBITDA 3.0x 4.4x
* We review net debt as an indicator of our credit position and progress toward reducing our leverage.
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GLOBAL OE REVENUE ESTIMATE
Tenneco’s global OE revenue estimate is based on original equipment manufacturers’ programs that have been formally awarded to the company; programs where the company is highly confident that it will be awarded business based on informal customer indications consistent with past practices,Tenneco’s status as supplier for the existing program and its relationship with the customer; and the actual original equipment revenues achieved by the company for each of the last several years compared to the amount of those revenues that the company estimated it would generate at the beginning of each year. The company’s revenue estimate is subject to increase or decrease due to changes in customer requirements, customer and consumer preferences, and the number of vehicles actually produced by the company’s customers. The company’s revenue estimate is as of January 2006 and the company does not intend to update the estimate due to these changes. In addition, the company’s revenue estimate is based on its anticipated pricing for each applicable program over its life. However, the company is under continuing pricing pressures from its OE customers. The company does not intend to update the amounts shown above for any price changes. Finally, for the company’s foreign operations, its revenue estimate assumes a fixed foreign currency value. This value is used to translate foreign business to the US dollar. Currency in the company’s foreign operations is subject to fluctuation based on the economic conditions in each of its foreign operations. The company does not intend to update its revenue estimate due to these fluctuations. See “Cautionary Statement for Purposes of the ‘Safe Harbor’ Provisions of the Private Securities Litigation Reform Act of 1995” and “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2005 for additional information regarding the company’s revenue estimate.
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